UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010

PAYMENT DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 SAN PEDRO, SUITE 120, SAN ANTONIO, TEXAS	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 249-4100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As we disclosed in our annual report on Form 10-K for the fiscal year ended December 31, 2009, the issuing bank for our debit card programs is MetaBank, through its Meta Payment Systems® division with which we have a third party relationship agreement. On October 12, 2010, Meta Financial Group, Inc. filed a Form 8-K disclosing that its wholly owned subsidiary, MetaBank, is required, among other things, to obtain prior written approval from the Office of Thrift Supervision (“OTS”) before entering into any new third party relationship agreements concerning any credit product, deposit product (including prepaid access), or automatic teller machine pursuant to OTS supervisory directives. MetaBank sought such approvals for programs conducted through its Meta Payment Systems® division, and was informed on October 14, 2010 that OTS was not prepared at this time to allow MetaBank to enter into any such new third party relationship agreements. This means that MetaBank will not, without obtaining the prior written approval of OTS, be able to amend its existing agreements or enter into new agreements with distributors that are also parties to a third party agency relationship with MetaBank. This would include any distributors that have the capability to issue cards and accept cash deposits on those cards. According to the OTS, written permission to enter into all these types of programs must await the result of the OTS’ review of MetaBank’s operations, which review generally is not expected to occur for up to several months. Nonetheless, as currently disclosed, MetaBank expects to be able to continue to service its existing third party relationship agreements consistent with their terms and the OTS Directives, but can offer no assurance as to when or to what extent the OTS will allow MetaBank to resume adding new third party relationships.

Subsequently, on November 17, 2010, we received a letter from Meta Payment Systems informing us that it was terminating its participation in our prepaid card programs effective May 11, 2011, under the terms of our Card Program Management Agreement. The letter also served notice to us that the Card Program Management Agreement would not be renewed effective December 31, 2012. Accordingly, we will need to obtain another bank sponsor for our prepaid card programs in order to continue providing such services. Under the terms of our existing Card Program Management Agreement, Meta Payment Systems will take commercially reasonable steps to permit the relevant Bank Identification Numbers (“BINs”) for our existing prepaid card programs to be transferred to another issuing financial institution and will not assess a fee to us for such a transfer. We will be responsible for all transfer fees, if any, that are assessed by another issuing financial institution that agrees to sponsor our debit card programs.

We have already begun the process of obtaining another bank sponsor and expect to have another management agreement in place prior to May 11, 2011.

If for any reason, we are unable to obtain another bank sponsor to service our prepaid card programs at similar costs under a third party relationship agreement with us, we anticipate that this could have a material adverse effect on our results of operations and financial condition.

This report contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking  statements.  You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including our ability to implement our business plan, our ability to raise additional funds and manage our substantial debts, consumer acceptance of our products, our ability to broaden our customer base, and other risks described in our reports filed with the Securities and Exchange Commission from time to time. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Payment Data Systems, Inc.
(Registrant)

Date November 24, 2010	/s/ Michael R. Long
(Signature)

Michael R. Long
Chief Executive Officer and Chief Financial Officer

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